UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 27, 2014

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On January 8, 2014 PROS Holdings, Inc. (the "Company") announced the completion of its acquisition of Cameleon Software SA ("Cameleon") pursuant to the Tender Offer Agreement, dated as of October 24, 2013 by and between the Company and Cameleon.
This Amendment on Form 8-K/A ("Amendment") is being filed to amend Item 9.01 of the Current Report on Form 8-K filed by the Company on January 8, 2014 (the "January Form 8-K") as amended on March 24, 2014 (the “March Form 8-K/A”) to disclose additional Cameleon shares purchased by the Company. No other modification to the January Form 8-K or March Form 8-K/A is being made by this Amendment.
Item 7.01. Regulation FD Disclosure.

The Company is announcing that the Company now controls more than 95% of Cameleon’s outstanding shares and voting rights as a result of (i) a total of 9,012,893 Cameleon shares and 2,221,644 Cameleon warrants tendered during the initial tender offer period and its extended offering period ended on January 21, 2014; (ii) 550,000 restricted shares controlled by PROS pursuant to liquidity agreements with members of Cameleon management; (iii) 360,595 shares purchased by PROS in the open market during 2014; and (iv) 466,790 Cameleon shares tendered during the second tender offer period ended October 22, 2014. The Cameleon shareholders and warrant holders who tendered during the original tender offer will be entitled to the €0.15 price complement in addition to the €2.05 and €1.33 previously paid for each share and warrant tendered into the original tender offer, respectively.
A copy of the press release associated with this announcement is furnished as Exhibit 99.3 to this Amendment.
The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01. Financial Statements and Exhibits
(d)    Exhibits
The following exhibit is furnished as part of this Amendment:

Exhibit No.	Description
99.3	Press Release dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: October 27, 2014

/s/ Damian Olthoff Damian Olthoff
General Counsel and Secretary

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